Exhibit 10.172

CONFIDENTIAL

BR T&C Blvd., LLC

Senior Secured Credit Facility

Fee Letter

June 30, 2014

BR T&C Blvd., LLC

3819 Maple Avenue

Dallas, Texas 75219

Attention: Timothy Hogan

Ladies and Gentlemen:

This Fee Letter is delivered to BR T&C Blvd., LLC, a Delaware limited liability company (“you” or the “Borrower”) in connection with the Construction Loan Agreement (the “Loan Agreement”), to be executed by and among you, Compass Bank (together with its designated affiliates, “BBVA Compass”, “we” or “us”), as Administrative Agent and as a Lender, and the other financial institutions a party thereto as Lenders, to provide the financing referred to therein. Capitalized terms used herein without being defined shall have the meaning provided for in the Loan Agreement.

This Fee Letter will confirm that, in consideration of our commitments and undertakings described in the Loan Agreement, you agree to pay to us the following fees:

Syndication Fee. A syndication fee (the “Syndication Fee”) in the amount of $85,500, shall be payable in full on the Closing Date. The Syndication Fee shall be for the sole account of BBVA Compass and shall be for the structuring and syndication of the Loan.

Up-Front Fee. An up-front fee (the “Up-Front Fee”) in the amount of six-tenths of one percent (.60%) of the aggregate amount of the Loan shall be payable in full on the Closing Date. The Up-Front Fee shall be for account of the Lenders (including BBVA Compass) and BBVA Compass may allocate the Up-Front Fee among the Lenders as BBVA Compass in its sole discretion may elect.

You agree that, once paid, the fees payable hereunder shall not be refundable under any circumstances. The fees payable hereunder shall be paid in immediately available funds and shall be in addition to reimbursement of our reasonable out-of-pocket expenses and any other amounts specified in the Loan Agreement.

This Fee Letter shall be governed by the laws of the State of Texas and is subject to the confidentiality provisions set forth in the Loan Agreement.

BR T&C Blvd., LLC

June 30, 2014

Please acknowledge your consent to and agreement with the foregoing by executing in the space below (which may be by telecopier, facsimile or electronic transmission). This Fee Letter is delivered to you with the understanding that you will maintain the confidentiality thereof in accordance with the applicable provisions of the Loan Agreement.

Very truly yours,

COMPASS BANK

By:	/s/ Atila Ali
Its:	BBVA Compass - Atila Ali
Title:	SVP

BR T&C Blvd., LLC

June 30, 2014

Agreed and Accepted:

BR T&C BLVD., LLC,

a Delaware limited liability company

By:	HCH 106 Town and Country, L.P., a Delaware limited partnership, a manager

	By:	Maple Multi-Family Development, L.L.C., a Texas limited liability company, its general partner

		By:	/s/ Timothy J. Hogan
		Name:	Timothy J. Hogan
		Title:	Vice President

Date: June 30, 2014